Exhibit 16.1

Tel: 616-774-7000        200 Ottawa Avenue NW, Suite 300
Fax: 616-776-3680        Grand Rapids, MI 49503
www.bdo.com

October 17, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on October 11, 2018, to be filed by Kingsway Financial Services Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO USA, LLP